May 17, 2001

Jim Jones
Vice President and Treasurer
LSB Industries
16 South Pennsylvania Ave
Oklahoma City, OK 73107

Dear Mr. Jones:

Reference is made to that certain Loan and Security Agreement dated October 31, 1994, as amended (the "Agreement") between DSN Corporation, ("Debtor"), and the CIT Group/Equipment Financing, Inc. ("CIT"). Debtor has advised CIT that LSB Industries Inc., a guarantor of Debtor's obligation to CIT was not in compliance with certain covenants as of December 31, 2000.

Debtor has requested, that notwithstanding anything to the contrary in the Agreement, that CIT waive the instances of non-compliance through April 1, 2002.

CIT hereby waives, as of this date, the instances of non-compliance under the Agreement, under the following condition:

a) receipt of a $3,000.00 processing fee.

All other terms, conditions and agreements under the Loan Agreement, together with all schedules, attachments and amendments thereto shall remain in full force and effect. Please note that CIT's willingness to waive this particular covenant violation should not be interpreted as CIT's agreement or willingness to waive any further breach or violation of the Agreement.

Sincerely,

The CIT Group Equipment Financing Inc.

By:______________________________

Title: _____________________________

Acknowledged and Agreed to

LSB Industries, Inc.

By:_____________________

Title: ____________________